                                                                      EXHIBIT 11

                     GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                    EXHIBIT (11) STATEMENT RE COMPUTATION OF
                         PER SHARE EARNINGS - FORM 10-Q
                           for the three months ended
                             March 31, 1996 and 1995
                                   (Unaudited)
             (in thousands, except for shares and per share amounts)



                                                            THREE MONTHS
                                                           ENDED MARCH 31,
                                                       ------------------------
                                                           1996         1995
                                                       ----------    ----------
Primary loss per share applicable
  to Common Stock:

Weighted average common
  shares outstanding                                     8,883,970    8,797,377
                                                        ----------   ----------
                                                        ----------   ----------
Net loss                                                $   (5,116)  $   (3,911)

Earnings applicable to Preferred Stock                        (771)        (701)
                                                        -----------  ----------
Net loss applicable to Common Stockholders              $   (5,887)  $   (4,612)
                                                        -----------  ----------
                                                        -----------  ----------
Net loss per common share and equivalents
  applicable to Common Stock                            $     (.66)  $     (.52)
                                                        -----------  ----------
                                                        -----------  ----------
Fully-diluted loss per share applicable
  to Common Stock:

Weighted average common shares outstanding                8,883,970   8,797,377
                                                        -----------  ----------
                                                        -----------  ----------
Net loss                                                $    (5,887) $   (4,612)
                                                        -----------  ----------
                                                        -----------  ----------
Net loss per common share and equivalents
  applicable to Common Stock                            $      (.66)  $    (.52)
                                                        -----------  ----------
                                                        -----------  ----------

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